UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2006

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On April 12, 2006, the Board of Directors of NorthStar Realty Finance Corp. (the “Company”) appointed Richard J. McCready, 47, to serve as the Company’s Chief Operating Officer. Mr. McCready has been the General Counsel and Secretary of the Company since its initial public offering in October 2004 and has been one of the Company’s Executive Vice Presidents since March 2006. Mr. McCready will continue to serve as an Executive Vice President and Secretary of the Company and Albert Tylis will serve as the Company’s General Counsel. Additionally, Mr. McCready has served as the Chief Operating Officer and Secretary of NorthStar Capital Investment Corp. (“NorthStar Capital”), an affiliate of the Company, since 1998 and its President and Chief Operating Officer since October 2005 and is a member of NorthStar Capital's board of directors.

On March 14, 2006, the Company entered into an employment agreement with Mr. McCready, the materials terms of which are described on a Form 8-K filed by the Company on March 17, 2006 and are incorporated herein by reference.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp. (Registrant)

Date: April 17, 2006	By:	/s/ Albert Tylis
Albert Tylis General Counsel